Exhibit 10.4

TO:	Zoned Arizona Properties, LLC
FROM:	East West Bank
DATE:	December 7, 2022
RE:	Interest Rate Swap
REF NO.:	CFEWB2022120702

The purpose of this communication is to set forth the terms and conditions of the Interest Rate Swap Transaction entered into on the Trade Date referred to below (the “Interest Rate Swap Transaction”), between East West Bank (“Party A” or “we”) and Zoned Arizona Properties, LLC (collectively “Party B” or “you”). This communication constitutes a “Confirmation” as referred to in the Interest Rate Swap agreement specified below. This communication shall also constitute an agreement between Party A and Party B (also referred to as “Agreement”).

This Confirmation incorporates the definitions and provisions contained in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”). In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation is subject to and incorporates the terms of an Agreement in the form of a 2002 ISDA Master Agreement as published by the International Swaps and Derivatives Association, Inc. as if the parties had executed an agreement in such form (the provisions of which are hereby incorporated by reference), but without any Schedule (the “ISDA Agreement”).

All provisions contained in, or incorporated by reference to, the ISDA Agreement shall govern this Confirmation except as expressly modified below. Sections of the ISDA Agreement referred to expressly herein are by section number. In the event of any inconsistency between the provisions of that ISDA Agreement and this Confirmation, this Confirmation shall prevail for the purpose of this Interest Rate Swap Transaction. By signing below, you confirm that you are familiar with the terms of the ISDA Agreement and have access to the ISDA Agreement as needed.

The terms of the particular Interest Rate Swap Transaction to which this communication relates are as follows:

Notional Amount:	USD 4,500,000.00 for the initial Calculation Period and amortizing according to the attached Notional Schedule.

Trade Date:	December 7, 2022

Effective Date:	December 10, 2022

Termination Date:	December 10, 2032, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:

Fixed Amount Payer:	Party B

Fixed Rate:	7.65%

Fixed Amount Calculation Periods:	The initial Calculation Period will be from and including the Effective Date to but excluding January 10, 2023, subject to adjustment in accordance with the Following Business Day Convention. Thereafter, from and including the tenth (10th) day of each month to but excluding the tenth (10th) day of the following month, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amount Payer Payment Dates:	Tenth (10th) calendar day of each month beginning with January 10, 2023, continuing until the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate Day Count Fraction:	Act/360

Floating Amount Payer:	Party A

Floating Amounts:

Floating Amount Calculation Periods:	The initial Calculation Period will be from and including the Effective Date to but excluding January 10, 2023, subject to adjustment in accordance with the Following Business Day Convention. Thereafter, from and including the tenth (10th) day of each month to but excluding the tenth (10th) day of the following month, subject to adjustment in accordance with the Following Business Day Convention.

Floating Amount Payer Payment Dates:	Tenth (10th) calendar day of each month beginning with January 10, 2023, continuing until the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Option:	USD-PRIME-H.15

Designated Maturity:	Daily (No interpolation.) Floating Rate for Initial

Calculation Period:	(To be determined) Floating Rate Day Count Fraction: Act/360

Spread:	75.00 bps

Reset Dates:

Method of Averaging:	Weighted Average

Frequency of Reset:	Daily

Rate Cutoff:	There shall be no Rate Cut-off Dates.

Business Day Convention:	Preceding

Compounding:	Inapplicable

Business Days:	New York

Party A LEI/CICI:	F28JOQ8OBWCFUYM0UX93

Party B LEI/CICI:	549300NP3WSEHQB3PQ96

Reporting Party:	East West Bank will be the Reporting Party pursuant to parts 43 and 45 of the CFTC regulations.

Calculation Agent:	Per the ISDA

Governing Law:	New York

Payment Instructions Parties A and B:	Party A will debit/credit the Party A DDA account of Party B for payment.

“Termination Currency” means United States Dollars.

“Credit Event Upon Merger” provisions of Section 5(b)(v) will apply to Party A and will apply to Party B.

Cross Default provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B. In connection therewith, “Specified Indebtedness” will have the meaning specified in Section 14. “Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of shareholders’ equity and with respect to Party B, zero.

Additional Termination Event will not apply to Party A. As to Party B, an Additional Termination Event shall occur upon (i) the failure to close by December 10, 2022 the underlying hedged obligations of Party B; (ii) the acceleration or refinancing of the underlying hedged obligations of Party B (or any Specified Entity of or Credit Support Provider for Party B); (iii) Party A ceases to be a lender to the Loan Agreement; (iv) the Loan Agreement terminating; (v) the partial prepayment of the underlying hedged obligations of Party B, but only to the extent that the aggregate outstanding principal amounts are less than the aggregate notional amount of all Swap Transactions under this Agreement; (vi) the security interests in collateral granted to Party A under the Loan Agreement ceasing to fully secure the obligations of Party B to Party A under this Agreement. For the purpose of the foregoing Termination Event, the Affected Party shall be Party B and the non-Affected Party shall be Party A. For the purpose of the foregoing Termination Event, the Affected Party shall be Party B and the non-Affected Party shall be Party A.

Events of Default and Termination Events. Upon the occurrence of an Event of Default or Termination Event hereunder, the early termination of the relevant Transaction(s) will be governed by Section 6. If an Additional Termination Event has occurred, Party A will be the Determining Party for the purposes of calculating the Close-out Amount, as defined in Section 14. For the avoidance of doubt, an Early Termination Fee can apply.

Separate Obligation. Party B’s obligations under this Agreement including any fees or amounts owed by Party B to Party A shall be governed by the ISDA Agreement and this Agreement, and shall be owed as required in this Agreement notwithstanding any contrary provisions of the underlying hedged obligations or Credit Support of Party B.

Payer Representation. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(c), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or Section 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

Payee Representations: For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:

Party A represents that it is a banking corporation organized and existing under the laws of the state of California.

Party B represents that it is an Arizona Limited Liability Company.

Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

Agreement to Deliver Documents: For the purposes of Sections 4(a)(i) and (ii), Party B agrees to deliver the following documents, as applicable:

	Date by which to be	Covered by Section 3(d)
Form/Document/Certificate	Delivered	Representation
Any document requested by Party A in its sole discretion to cross-collateralize all of the debts, obligations and liabilities of Party B under this Agreement with all collateral pledged to Party A under any Credit Support Document.	Promptly after request	Yes

Any document required or reasonably requested to allow the other party to make payments under the Agreement without any deduction or withholding for or on the account of any Tax.	Promptly after request	Yes

Evidence of the authority and true signature of the signatories of this Agreement and each Confirmation on its behalf.	Upon execution of this Agreement	Yes

Legal Entity Identifier, pursuant to Commodity Futures Trading Commission (“CFTC”) Regulation 45.6	Upon execution of this Agreement	No

SEC Central Index Key number, if Party B is an SEC filer as defined in Part 5(j)	Upon execution of this Agreement	No

Any information reasonably requested by Party A to enable it to comply with Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any associated CFTC regulations in connection with any Transaction between the parties under this Agreement.	Upon request	No

Notices:

(a) In connection with Section 12(a), all notices to Party A shall, with respect to any particular Transaction, be sent to the address, telex number, or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address specified below:

East West Bank

555 Montgomery Street, 10th Floor

San Francisco, CA 94111

Tel: 415-866-8950

Email: Supat.Tipayamongkol@eastwestbank.com

Attn: Supat Tipayamongkol

(b) In connection with Section 12(a), all notices to Party B shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address specified below:

Zoned Arizona Properties, LLC

8360 E. Raintree Drive, Suite 230

Scottsdale, AZ 85260

Tel: 480-351-8193

Email: bryan@zonedproperties.com

Attn: Bryan McLaren

Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply as set out in this Agreement.

Credit Support Document: Credit Support Document is not applicable in relation to Party A. Credit Support Document is applicable in relation to Party B and shall mean each agreement and instrument, now or hereafter existing, of any kind or nature which secures, guarantees or otherwise provides direct or indirect assurance of payment or performance of any existing or future obligation of Party B under this Agreement, made by or on behalf of any person or entity (including, without limiting the generality of the foregoing, any credit or loan agreement, note, reimbursement agreement, security agreement, mortgage, pledge agreement, assignment of rents or any other agreement or instrument granting any lien, security interest, assignment, charge or encumbrance to secure any such obligation, any guaranty, suretyship, letter of credit or subordination agreement relating to any such obligation and any other financial support agreement relating to Party B or any Credit Support Provider) in favor of Party A or any of its Affiliates.

Security: Party B agrees that the security interests in collateral granted to Party A under the foregoing Credit Support Documents shall secure the obligations of Party B to Party A under this Agreement.

Credit Support Provider: Credit Support Provider is not applicable in relation to Party A. Credit Support Provider is applicable in relation to Party B and means any person or entity (other than Party B), that now or hereafter secures, guarantees or otherwise provides direct or indirect assurance of payment or performance of any existing or future obligation of Party B under this Agreement or any Credit Support Document.

Calculation Agent: The Calculation Agent will be Party A.

Consent to Recording. The parties agree that each may electronically record all telephonic conversations between them and that any such recordings may be submitted in evidence to any court or in any Proceedings for the purpose of establishing any matters pertinent to any Transaction.

Additional Representations. Section 3 is hereby amended by adding at the end thereof the following Subparagraphs:

(a)	Eligible Contract Participant. Each party represents to the other party (which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into) that it is an “eligible contract participant” within the meaning of the Commodity Exchange Act.”

(b)	Relationship Between Parties.

(i)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of the Transaction.

(ii)	Evaluation and Understanding. It is capable of evaluation and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming and assumes the financial and other risks of the Transaction.

(iii)	Status of the Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(c)	Principal. It is entering into this Agreement and such other documentation as principal, and not as agent or in any other capacity, fiduciary or otherwise.

(d)	Non-Special Entity Representation. Each party represents to the other party that it is not a “special entity” as defined in Section 4s(h)(2)(C) of the Commodity Exchange Act (“CEA”) and CFTC Regulation 23.401(c) thereunder, as amended, which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into.

(e)	Guarantors are Eligible Contract Participants. Each party represents ((which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into) that any guarantors of its obligations under this Agreement are “eligible contract participants” within the meaning of the CEA.

(f)	Party B Dodd-Frank Information. The following representations by Party B in this Part 4(vi) shall be considered “Dodd-Frank Information” and will be deemed to be repeated by Party B on each date on which a Transaction is entered into:

1)	U.S. Person Representation. Party B represents that it is a “U.S. person” pursuant to the CFTC’s “Interpretive Guidance and Policy Statement Regarding Compliance with Certain Swap Regulations.”

2)	Financial Entity Representation. Party B represents that it is not a “Financial Entity” as defined in Section 2(h)(7)(C) of the Commodity Exchange Act.”

For any Dodd-Frank Information that would be incorrect or misleading in any material respect if repeated on any date following the date on which the representation was last repeated, Party B shall timely amend such representation by giving notice of such amendment to Party A.

Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if the Agreement had been executed with the invalid or unenforceable portion eliminated so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision or covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

Confidentiality.

(a)	Generally. Each party hereby agrees that it shall not disclose to any third parties any proprietary financial information regarding the other party without the prior written consent of the other party other than (i) information that is or becomes a matter of general public knowledge other than as a result of disclosure by the other party, (ii) any information that is already in the other party’s possession provided that the source of such information was not to the knowledge of the disclosing party obligated to keep such information confidential and (iii) any information that is legally required to be disclosed or is otherwise subject to legal, judicial, regulatory or self-regulatory requests for information or documents.

(b)	Consent to Disclosure for Dodd-Frank Reporting. Notwithstanding the foregoing or anything to the contrary in this Agreement or in any non-disclosure, confidentiality or similar agreement between the parties, each party consents to the disclosure of information to the extent required by the CFTC’s regulations in Parts 43, 45, 46, and 50 (“CFTC Reporting Regulations”), which mandate reporting of information regarding Transactions and similar information, including the election of the end-user exception (defined in Part 5(j) below). Each party acknowledges that disclosures made pursuant to these regulations may include, without limitation, the disclosure of trade information including a party’s identity (by name, identifier or otherwise) to a swap data repository (“SDR”) and relevant regulators and that such disclosures could result in certain anonymous Transaction and pricing data becoming available to the public. For purposes of complying with the reporting obligations under the CFTC Reporting Regulations, each party further acknowledges that an SDR may engage the services of a global trade repository regulated by one or more governmental regulators, provided that such regulated global trade repository is subject to comparable confidentiality provisions as is an SDR registered with the CFTC. For avoidance of doubt, to the extent that applicable non-disclosure, confidentiality, bank secrecy or other law imposes non-disclosure requirements on information regarding Transactions and similar information required to be disclosed pursuant to the CFTC Regulations but permits a party to waive such requirements by consent, the consent and acknowledgements provided by such party in this Part 5(e)(ii) shall be a consent by it for purposes of such other applicable law.

Transfer. Section 7 of the Agreement is hereby amended by adding the following in the third line between the word “party” and the comma: “which will not be unreasonably withheld or delayed, provided further that such proposed transferee is an entity with which Party A has then existing credit lines.”

Dodd-Frank Reporting. Party A will act as the “reporting party” in compliance with Parts 43, 45, 46, and 50 of Title 17, Chapter 1 of the CFTC’s regulations for all applicable Transactions under this Agreement.

End-User Exception. At the time the Parties execute a Transaction that is subject to a mandatory clearing determination under Section 2(h) of the Act, Party B represents that it qualifies for an exception from mandatory clearing pursuant to Section 2(h)(7) of the Act and CFTC Regulation 50.50 (the “end- user exception”) and it is electing the end-user exception for such Transaction, and further:

a)	Party B represents:

1)	it is not a “financial entity” as defined in Section 2(h)(7)(C)(i) of the Act, and under any successor statute or rule, as applicable, including those enacted pursuant to Dodd Frank, or otherwise is excepted from clearing pursuant to CFTC Regulation 50.50(d), Section 2(h)(7)(C)(iii), or CFTC Letter No. 13-22);

2)	it is using such Transaction to hedge or mitigate commercial risk as provided in Regulation 50.50(c) and consistent with Section 2(h)(7)(A)(ii) of the Act;

3)	it generally meets it financial obligations associated with entering into non-cleared Transactions through the following means:

i.	A written credit support agreement;

ii.	Pledged or segregated assets (including posting or receiving margin pursuant to a credit support agreement or otherwise);

iii.	A written guarantee from another party; or

iv.	Party B’s available financial resources;

4)	if Party B is an entity that is an issuer of securities registered under Section 12 of, or is required to file reports under Section 15(d) of, the Securities Exchange Act of 1934 (“SEC filer”) or is controlled by an SEC filer, an appropriate committee of Party B’s board of directors (or equivalent body) has reviewed and approved Party B’s decision to enter into swaps that are exempt from the transaction clearing requirement under Section 2(h)(1) of the Act and the exchange trading requirement under Section 2(h)(8) of the Act.

b)	Party B acknowledges that Party A, as the reporting party, will report these representations, and any addition information required by CFTC Regulation 50.50(b)(1)(iii), to the relevant SDR unless Party B notifies Party A in writing that it has reported all information required by CFTC Regulation 50.50(b)(1)(iii) in an annual filing made pursuant to CFTC Regulation 50.50(b)(2) no more than 365 days prior to entering into the Transaction; such information has been amended as necessary to reflect any material changes thereto; such annual filing covers the particular Swap for which such exception is being claimed; and such information in such filing is true, accurate, and complete in all material respects;

c)	Party B agrees that Party A is placing substantial reliance on Party B’s representations regarding the end-user exception in not clearing the Transaction pursuant to the clearing rules otherwise applicable under the Dodd-Frank Act.

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the Interest Rate Swap Transaction by signing in the space provided below and sending a copy of the executed Confirmation to East West Bank, Attention: Supat Tipayamongkol, Supat.Tipayamongkol@eastwestbank.com.

East West Bank

By:	/s/ Supat Tipayamongkol
Name:	Supat Tipayamongkol
Title:	SVP – Head of Interest Rate Contracts

Zoned Arizona Properties, LLC

By: Zoned Properties, Inc.
Its: Member

By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Title:	Chief Executive Officer

NOTIONAL SCHEDULE

Start Date	End Date	Rate Fixing Date	Notional (USD)
10-Dec-2022	10-Jan-2023	Various	4,500,000.00
10-Jan-2023	10-Feb-2023	Various	4,497,366.33
10-Feb-2023	10-Mar-2023	Various	4,494,715.31
10-Mar-2023	10-Apr-2023	Various	4,489,181.45
10-Apr-2023	10-May-2023	Various	4,486,476.51
10-May-2023	12-Jun-2023	Various	4,482,800.38
12-Jun-2023	10-Jul-2023	Various	4,481,958.60
10-Jul-2023	10-Aug-2023	Various	4,476,348.83
10-Aug-2023	11-Sep-2023	Various	4,473,559.36
11-Sep-2023	10-Oct-2023	Various	4,471,702.14
10-Oct-2023	10-Nov-2023	Various	4,466,981.58
10-Nov-2023	11-Dec-2023	Various	4,464,130.40
11-Dec-2023	10-Jan-2024	Various	4,461,260.44
10-Jan-2024	12-Feb-2024	Various	4,457,423.56
12-Feb-2024	11-Mar-2024	Various	4,456,403.82
11-Mar-2024	10-Apr-2024	Various	4,450,642.00
10-Apr-2024	10-May-2024	Various	4,446,737.42
10-May-2024	10-Jun-2024	Various	4,442,807.95
10-Jun-2024	10-Jul-2024	Various	4,439,797.53
10-Jul-2024	12-Aug-2024	Various	4,435,823.82
12-Aug-2024	10-Sep-2024	Various	4,434,652.61
10-Sep-2024	10-Oct-2024	Various	4,429,703.74
10-Oct-2024	12-Nov-2024	Various	4,425,665.68
12-Nov-2024	10-Dec-2024	Various	4,424,423.24
10-Dec-2024	10-Jan-2025	Various	4,418,471.14
10-Jan-2025	10-Feb-2025	Various	4,415,300.40
10-Feb-2025	10-Mar-2025	Various	4,412,108.77
10-Mar-2025	10-Apr-2025	Various	4,406,083.40
10-Apr-2025	12-May-2025	Various	4,402,831.05
12-May-2025	10-Jun-2025	Various	4,400,492.88
10-Jun-2025	10-Jul-2025	Various	4,395,333.50
10-Jul-2025	11-Aug-2025	Various	4,391,076.33
11-Aug-2025	10-Sep-2025	Various	4,388,658.23
10-Sep-2025	10-Oct-2025	Various	4,384,358.51
10-Oct-2025	10-Nov-2025	Various	4,380,031.38

Start Date	End Date	Rate Fixing Date	Notional (USD)
10-Nov-2025	10-Dec-2025	Various	4,376,607.42
10-Dec-2025	12-Jan-2026	Various	4,372,230.87
12-Jan-2026	10-Feb-2026	Various	4,370,613.72
10-Feb-2026	10-Mar-2026	Various	4,365,270.21
10-Mar-2026	10-Apr-2026	Various	4,358,966.15
10-Apr-2026	11-May-2026	Various	4,355,403.42
11-May-2026	10-Jun-2026	Various	4,351,817.22
10-Jun-2026	10-Jul-2026	Various	4,347,282.63
10-Jul-2026	10-Aug-2026	Various	4,342,719.14
10-Aug-2026	10-Sep-2026	Various	4,339,049.38
10-Sep-2026	13-Oct-2026	Various	4,335,355.45
13-Oct-2026	10-Nov-2026	Various	4,333,479.71
10-Nov-2026	10-Dec-2026	Various	4,326,986.49
10-Dec-2026	11-Jan-2027	Various	4,322,293.61
11-Jan-2027	10-Feb-2027	Various	4,319,407.79
10-Feb-2027	10-Mar-2027	Various	4,314,666.59
10-Mar-2027	12-Apr-2027	Various	4,308,061.44
12-Apr-2027	10-May-2027	Various	4,305,994.30
10-May-2027	10-Jun-2027	Various	4,299,337.55
10-Jun-2027	12-Jul-2027	Various	4,295,382.02
12-Jul-2027	10-Aug-2027	Various	4,292,313.20
10-Aug-2027	10-Sep-2027	Various	4,286,487.16
10-Sep-2027	12-Oct-2027	Various	4,282,446.97
12-Oct-2027	10-Nov-2027	Various	4,279,290.19
10-Nov-2027	10-Dec-2027	Various	4,273,383.90
10-Dec-2027	10-Jan-2028	Various	4,268,349.30
10-Jan-2028	10-Feb-2028	Various	4,264,189.63
10-Feb-2028	10-Mar-2028	Various	4,260,002.56
10-Mar-2028	10-Apr-2028	Various	4,253,977.41
10-Apr-2028	10-May-2028	Various	4,249,723.07
10-May-2028	12-Jun-2028	Various	4,244,537.63
12-Jun-2028	10-Jul-2028	Various	4,242,025.03
10-Jul-2028	10-Aug-2028	Various	4,234,987.66
10-Aug-2028	11-Sep-2028	Various	4,230,608.22
11-Sep-2028	10-Oct-2028	Various	4,227,098.94
10-Oct-2028	10-Nov-2028	Various	4,220,871.02
10-Nov-2028	11-Dec-2028	Various	4,216,398.59
11-Dec-2028	10-Jan-2029	Various	4,211,896.70

Start Date	End Date	Rate Fixing Date	Notional (USD)
10-Jan-2029	12-Feb-2029	Various	4,206,470.12
12-Feb-2029	12-Mar-2029	Various	4,203,690.57
12-Mar-2029	10-Apr-2029	Various	4,196,425.11
10-Apr-2029	10-May-2029	Various	4,190,008.16
10-May-2029	11-Jun-2029	Various	4,184,442.04
11-Jun-2029	10-Jul-2029	Various	4,180,618.83
10-Jul-2029	10-Aug-2029	Various	4,174,104.47
10-Aug-2029	10-Sep-2029	Various	4,169,323.96
10-Sep-2029	10-Oct-2029	Various	4,164,511.96
10-Oct-2029	13-Nov-2029	Various	4,158,783.30
13-Nov-2029	10-Dec-2029	Various	4,156,553.09
10-Dec-2029	10-Jan-2030	Various	4,148,123.89
10-Jan-2030	11-Feb-2030	Various	4,143,172.24
11-Feb-2030	11-Mar-2030	Various	4,139,068.39
11-Mar-2030	10-Apr-2030	Various	4,131,418.43
10-Apr-2030	10-May-2030	Various	4,125,478.80
10-May-2030	10-Jun-2030	Various	4,119,501.31
10-Jun-2030	10-Jul-2030	Various	4,114,361.10
10-Jul-2030	12-Aug-2030	Various	4,108,312.73
12-Aug-2030	10-Sep-2030	Various	4,104,844.85
10-Sep-2030	10-Oct-2030	Various	4,097,863.54
10-Oct-2030	12-Nov-2030	Various	4,091,710.00
12-Nov-2030	10-Dec-2030	Various	4,088,125.70
10-Dec-2030	10-Jan-2031	Various	4,080,172.63
10-Jan-2031	10-Feb-2031	Various	4,074,773.35
10-Feb-2031	10-Mar-2031	Various	4,069,338.50
10-Mar-2031	10-Apr-2031	Various	4,061,273.64
10-Apr-2031	12-May-2031	Various	4,055,749.86
12-May-2031	10-Jun-2031	Various	4,051,051.54
10-Jun-2031	10-Jul-2031	Various	4,043,738.73
10-Jul-2031	11-Aug-2031	Various	4,037,240.14
11-Aug-2031	10-Sep-2031	Various	4,032,415.95
10-Sep-2031	10-Oct-2031	Various	4,025,845.18
10-Oct-2031	10-Nov-2031	Various	4,019,232.52
10-Nov-2031	10-Dec-2031	Various	4,013,431.79
10-Dec-2031	12-Jan-2032	Various	4,006,740.00
12-Jan-2032	10-Feb-2032	Various	4,002,559.84
10-Feb-2032	10-Mar-2032	Various	3,994,948.20

Start Date	End Date	Rate Fixing Date	Notional (USD)
10-Mar-2032	12-Apr-2032	Various	3,987,289.65
12-Apr-2032	10-May-2032	Various	3,982,973.10
10-May-2032	10-Jun-2032	Various	3,974,394.37
10-Jun-2032	12-Jul-2032	Various	3,968,298.27
12-Jul-2032	10-Aug-2032	Various	3,963,005.28
10-Aug-2032	10-Sep-2032	Various	3,955,149.88
10-Sep-2032	12-Oct-2032	Various	3,948,927.01
12-Oct-2032	10-Nov-2032	Various	3,943,502.29
10-Nov-2032	10-Dec-2032	Various	3,935,526.70